Exhibit 99.1

For Immediate Release:	July 19, 2017

Simmons Reports 2017 Second Quarter Earnings

Pine Bluff, AR – Simmons First National Corp. (NASDAQ-GS: SFNC) today announced net income available to common shareholders of $23.1 million, or $0.72 per diluted share, for the quarter ended June 30, 2017, compared to $22.9 million, or $0.75 per diluted share, for the quarter ended June 30, 2016. Included in second quarter 2017 results were $3.7 million in net after-tax merger-related and branch right-sizing costs. Excluding the impact of these items, core earnings were $26.8 million, or $0.84 per diluted share, for the quarter ended June 30, 2017, compared to $25.1 million, or $0.82 per diluted share, for the quarter ended June 30, 2016. Year-to-date net income was $45.2 million, or $1.42 diluted core earnings per share. Excluding $4.1 million in net after-tax merger-related and branch right-sizing costs, year-to-date core earnings were $49.3 million, or $1.55 diluted core earnings per share.

On May 15, 2017, Simmons First National Corp. completed the acquisition of Hardeman County Investment Company, Inc., headquartered in Jackson, Tenn., including its wholly-owned bank subsidiary, First South Bank. The systems conversion will take place on September 5, 2017, at which time the First South Bank will be merged into Simmons Bank.

“We welcome our newest associates from the First South Bank merger into the Simmons family. We look forward to continued growth in our Tennessee markets,” said George A. Makris Jr., Chairman and CEO of Simmons First National Corp. “We are also very excited about our previously announced mergers with Southwest Bancorp, Inc. (Bank SNB) and First Texas BHC, Inc. (Southwest Bank) and the new and attractive markets they serve.”

“We had solid results in the second quarter. Our loan growth continues to be strong. We are experiencing some upward pressure on cost of funds which is currently prohibiting an expansion in the net interest margin. We continue to expand our risk management programs in anticipation of surpassing $10 billion in assets within the next few months. All-in-all, we feel we are well-prepared for continued growth both organically and through acquisitions,” Makris said.

Selected Highlights:	2nd Qtr 2017	1st Qtr 2017	2nd Qtr 2016

Net income	$23.1 million	$22.1 million	$22.9 million
Diluted earnings per share	$.72	$.70	$.75
Return on avg assets	1.05%	1.07%	1.22%
Return on avg common equity	7.65%	7.69%	8.48%
Return on tangible common equity	12.13%	12.22%	13.52%
Net interest margin(1)	4.04%	4.04%	4.14%

Core earnings(2)	$26.8 million	$22.5 million	$25.1 million
Diluted core earnings per share(2)	$.84	$.71	$.82
Core return on avg assets(2)	1.22%	1.09%	1.34%
Core return on avg common equity(2)	8.87%	7.83%	9.29%
Core return on tangible common equity(2)	13.99%	12.44%	14.76%
Core net interest margin(1)(2)	3.79%	3.80%	3.86%

Efficiency ratio	56.04%	60.92%	57.33%

(1)	Fully tax equivalent.
(2)	Core earnings excludes non-core items, which is a non-GAAP measurement.

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

Loans

Total loans, including those acquired, were $6.2 billion at June 30, 2017, an increase of $1.2 billion, or 24.2% from June 30, 2016. Legacy loans (all loans excluding acquired loans) were $5.0 billion at June 30, 2017, an increase of $1.3 billion, or 34.2% from June 30, 2016. Acquired loans were $1.2 billion at June 30, 2017, a decrease of $63.7 million, or 4.9% from June 30, 2016.

On a linked-quarter basis (June 30, 2017 compared to March 31, 2017), total loans increased $448 million, or 7.8%. The increase was due to:

•	$253 million increase from loans acquired from the First South Bank acquisition
•	$26 million decrease in liquidating portfolio (indirect lending and consumer finance)
•	$35 million increase from participations purchased from Southwest Bank
•	$270 million in legacy loan growth (strong growth in Springfield, Northwest Arkansas, Kansas City, St. Louis and Little Rock)
•	$84 million decrease in the existing acquired loan portfolio due to migration (acquired to legacy), normal loan paydowns and loan sales

Deposits

At June 30, 2017, total deposits were $7.1 billion, an increase of $1.1 billion, or 17.8%, compared with the same period in 2016. The majority of this increase is from deposits acquired in acquisitions. Total non-time deposits were $5.8 billion, an increase of $1.0 billion, or 20.1% compared to the same period in 2016, and comprised 82% of total deposits.

Net Interest Income

The Company’s net interest income for the second quarter of 2017 was $76.8 million, an increase of $10.2 million, or 15.4%, from the same period of 2016. Included in interest income was the yield accretion recognized on acquired loans of $4.8 million and $4.7 million for the second quarter of 2017 and 2016, respectively. Net interest margin was 4.04% for the quarter ended June 30, 2017, a 10 basis point decline from the same quarter of 2016. The Company’s core net interest margin, excluding the accretion, was 3.79% for the second quarter of 2017, a 7 basis point decline from June 30, 2016 and a 1 basis point decrease from March 31, 2017. Cost of interest bearing deposits were 0.36% for the second quarter of 2017, a 4 basis point increase from June 30, 2016 and a 3 basis point increase from March 31, 2017.

Provision for Loan Losses

Provision for loan losses for the second quarter of 2017 was $7.0 million, an increase of $2.4 million compared with June 30, 2016. The increase was a result of a provision of $714,000 for acquired loans due to a loan sale during the quarter and a provision due to much higher than expected loan growth during the quarter.

Non-Interest Income

Non-interest income for the second quarter was $35.7 million, a decrease of $1.1 million compared with the second quarter of 2016. The decrease was driven primarily by the net of the following:

•	$835,000 decrease in mortgage revenue due to decline in demand in the industry. SBA revenue was flat compared to 2016, but increased $912,000 from the first quarter 2017.
•	$544,000 decrease in investment banking revenue, due to the exit from the institutional division of the broker dealer line of business in the third quarter of 2016.
•	$1.5 million decrease in gain on sale of securities. During the quarter, the Company sold approximate $150 million in securities to provide liquidity for the strong loan demand. The sale resulted in a $2.2 million pre-tax gain.
•	Trust income, service charges on deposits and debit card fees increased from organic growth and the impact from our recent acquisitions.

Non-Interest Expense

Non-interest expense for the second quarter of 2017 was $71.4 million, an increase of $7.3 million compared to the second quarter of 2016. Included in this quarter were $6.7 million of merger-related expenses and branch rightsizing costs. Excluding these expenses, core non-interest expense was $64.7 million.

Included in the second quarter of 2017 expenses were operating expenses related to the additions of First South Bank which closed during the quarter and Citizens Bank which closed in September 2016. The increase in other operating expense was primarily driven by increased professional services. Professional services increased $1 million, which was primarily related to the continued preparations for crossing the $10 billion asset threshold. The efficiency ratio for the second quarter was 56.04%.

Asset Quality

All acquired loans are recorded at their discounted net present value; therefore, they are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At June 30, 2017, the allowance for loan losses for legacy loans was $41.4 million. The Company's allowance for loan losses on legacy loans at June 30, 2017 was 0.83% of total loans and 72% of non-performing loans. In the legacy portfolio, non-performing loans as a percent of total loans were 1.15%.

The allowance for loan losses for acquired loans was $391,000 and the acquired loan discount credit mark was $28.4 million. The allowances for loan losses and credit marks provide a total of $70.2 million of coverage, which equates to a total coverage ratio of 1.1% of gross loans. The ratio of credit mark and related allowance to acquired loans was 2.3%.

The 2017 annualized net charge-off ratio was 21 basis points. Excluding credit cards, the net charge-off ratio was 15 basis points.

Loan Sale

During the quarter, 35 classified loans were sold with a discounted principal balance of $13.8 million, which included $7.3 million of legacy loans and $6.5 million of acquired loans. The acquired loan portion of the sale resulted in a benefit of $1.4 million accretion income and a $714,000 increase in provision expense for acquired loans, resulting in a net benefit of approximately $700,000.

Capital

At June 30, 2017, common stockholders' equity was $1.2 billion, book value per share was $38.31 and tangible book value per share was $24.71. The Company's ratio of stockholders' equity to total assets was 13.6% and its ratio of tangible common equity to tangible assets was 9.2%. Regulatory tier 1 leverage ratio was 10.8% and regulatory total risk-based capital ratio was 13.7%.

Pending Acquisition Update

The Company previously announced the acquisition of Southwest Bancorp, Inc. (NASDAQ-GS: OKSB) in Stillwater, OK and First Texas BHC, Inc. in Ft. Worth, TX. The merger applications for these transactions were filed on July 14, 2017. Conversion and integration plans are in process. Subject to regulatory approval and the satisfaction of other closing conditions, the Company anticipates a closing date as early as October 2017 or as late as January 2018.

Simmons First National Corporation

Simmons First National Corp. is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $9.1 billion conducting financial operations throughout Arkansas, Kansas, Missouri and Tennessee. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 11 a.m. CDT on Thursday, July 20, 2017. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corp. conference call, conference ID 40252860. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-core activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Statements in this news release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, changes in the assumptions used in making the forward-looking statements, and the Company’s ability to obtain regulatory approvals and meet other closing conditions associated with the above-described mergers and acquisitions could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corp.’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

DAVID W. GARNER

EVP and Investor Relations Officer

Simmons First National Corporation

(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$127,600	$103,875	$117,007	$112,572	$96,037
Interest bearing balances due from banks	212,547	201,406	168,652	324,951	151,570
Federal funds sold	4,500	-	-	17,000	3,000
Cash and cash equivalents	344,647	305,281	285,659	454,523	250,607
Interest bearing balances due from banks - time	6,057	4,563	4,563	4,393	9,781
Investment securities - held-to-maturity	419,003	431,176	462,096	496,594	632,154
Investment securities - available-for-sale	1,190,600	1,257,813	1,157,354	1,024,206	821,372
Mortgage loans held for sale	16,266	9,754	27,788	28,069	30,529
Assets held in trading accounts	50	55	41	2,969	7,321
Loans:
Legacy loans	5,000,572	4,632,905	4,327,207	3,943,089	3,725,422
Allowance for loan losses	(41,379)	(37,865)	(36,286)	(34,094)	(33,523)
Loans acquired, net of discount and allowance	1,224,739	1,144,291	1,305,683	1,458,198	1,288,435
Net loans	6,183,932	5,739,331	5,596,604	5,367,193	4,980,334
Premises and equipment	230,641	221,880	199,359	192,523	183,362
Premises held for sale	-	4,611	6,052	6,732	6,167
Foreclosed assets	26,012	26,421	26,895	30,396	30,529
Interest receivable	27,337	26,089	27,788	27,390	24,150
Bank owned life insurance	148,134	139,439	138,620	138,298	130,943
Goodwill	379,437	350,035	348,505	348,769	327,686
Other intangible assets	58,528	51,408	52,959	54,268	50,329
Other assets	37,664	58,782	65,773	50,669	48,955
Total assets	$9,068,308	$8,626,638	$8,400,056	$8,226,992	$7,534,219

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$1,650,986	$1,554,675	$1,491,676	$1,473,420	$1,283,426
Interest bearing transaction accounts and savings deposits	4,141,426	3,987,730	3,956,483	3,815,939	3,538,808
Time deposits less than $100,000	645,855	653,538	686,780	653,105	643,081
Time deposits greater than $100,000	665,268	592,345	600,280	674,917	562,888
Total deposits	7,103,535	6,788,288	6,735,219	6,617,381	6,028,203
Federal funds purchased and securities sold
under agreements to repurchase	121,419	110,007	115,029	124,289	103,038
Other borrowings	474,962	441,074	273,159	215,276	191,827
Subordinated debentures	67,312	60,503	60,397	60,290	60,184
Accrued interest and other liabilities	67,004	55,877	65,141	62,615	60,256
Total liabilities	7,834,232	7,455,749	7,248,945	7,079,851	6,443,508

Stockholders' equity:
Common stock	322	314	313	313	304
Surplus	714,435	716,564	711,976	710,132	668,306
Undivided profits	530,641	468,309	454,034	434,579	417,863
Accumulated other comprehensive income (loss):
Unrealized appreciation (depreciation) on AFS securities	(11,322)	(14,298)	(15,212)	2,117	4,238
Total stockholders' equity	1,234,076	1,170,889	1,151,111	1,147,141	1,090,711
Total liabilities and stockholders' equity	$9,068,308	$8,626,638	$8,400,056	$8,226,992	$7,534,219

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands, except per share data)
INTEREST INCOME
Loans	$73,549	$68,728	$70,887	$65,078	$63,009
Federal funds sold	13	1	11	19	17
Investment securities	9,990	9,451	8,700	7,774	8,499
Mortgage loans held for sale	145	126	230	299	295
Assets held in trading accounts	-	-	3	4	3
Interest bearing balances due from banks	201	121	234	244	77
TOTAL INTEREST INCOME	83,898	78,427	80,065	73,418	71,900
INTEREST EXPENSE
Time deposits	1,832	1,758	2,023	1,767	1,741
Other deposits	2,984	2,446	2,032	1,965	2,035
Federal funds purchased and securities
sold under agreements to repurchase	92	75	90	59	59
Other borrowings	1,559	1,194	1,034	1,048	938
Subordinated debentures	619	574	558	516	544
TOTAL INTEREST EXPENSE	7,086	6,047	5,737	5,355	5,317
NET INTEREST INCOME	76,812	72,380	74,328	68,063	66,583
Provision for loan losses	7,023	4,307	4,332	8,294	4,616
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	69,789	68,073	69,996	59,769	61,967
NON-INTEREST INCOME
Trust income	4,113	4,212	4,282	3,873	3,656
Service charges on deposit accounts	8,483	8,102	8,666	8,771	7,661
Other service charges and fees	2,515	2,197	4,026	3,261	2,718
Mortgage and SBA lending income	3,961	2,423	4,580	4,339	4,730
Investment banking income	637	690	472	1,131	1,181
Debit and credit card fees	8,659	7,934	8,027	7,825	7,688
Bank owned life insurance income	859	818	895	606	826
Gain on sale of securities, net	2,236	63	1,445	315	3,759
Other income	4,281	3,621	3,722	6,755	4,669
TOTAL NON-INTEREST INCOME	35,744	30,060	36,115	36,876	36,888
NON-INTEREST EXPENSE
Salaries and employee benefits	34,205	35,536	33,797	31,784	33,103
Occupancy expense, net	4,868	4,663	4,516	4,690	4,990
Furniture and equipment expense	4,550	4,443	4,387	4,272	4,077
Other real estate and foreclosure expense	517	589	679	1,849	967
Deposit insurance	780	680	89	1,136	1,096
Merger-related costs	6,603	524	2,846	1,524	372
Other operating expenses	19,885	19,887	20,411	17,179	19,532
TOTAL NON-INTEREST EXPENSE	71,408	66,322	66,725	62,434	64,137
NET INCOME BEFORE INCOME TAXES	34,125	31,811	39,386	34,211	34,718
Provision for income taxes	11,060	9,691	12,415	10,782	11,809
NET INCOME	$23,065	$22,120	$26,971	$23,429	$22,909
BASIC EARNINGS PER SHARE	$0.72	$0.71	$0.86	$0.77	$0.75
DILUTED EARNINGS PER SHARE	$0.72	$0.70	$0.85	$0.76	$0.75

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands)
Tier 1 capital
Stockholders' equity	$1,234,076	$1,170,889	$1,151,111	$1,147,141	$1,090,711
Trust preferred securities, net allowable	67,312	60,503	60,397	60,290	60,184
Disallowed intangible assets, net of deferred tax	(406,990)	(361,944)	(354,028)	(354,582)	(334,395)
Unrealized loss (gain) on AFS securities	11,322	14,298	15,212	(2,117)	(4,238)
Other	-	-	15	-	-
Total Tier 1 capital	905,720	883,746	872,707	850,732	812,262

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	1	2	-	-	-
Qualifying allowance for loan losses and
reserve for unfunded commitments	45,369	41,303	40,241	38,050	37,240
Total Tier 2 capital	45,370	41,305	40,241	38,050	37,240
Total risk-based capital	$951,090	$925,051	$912,948	$888,782	$849,502

Common equity
Tier 1 capital	$905,720	$883,746	$872,707	$850,732	$812,262
Less: Trust preferred securities	(67,312)	(60,503)	(60,397)	(60,290)	(60,184)
Total common equity	$838,408	$823,243	$812,310	$790,442	$752,078

Risk weighted assets	$6,925,727	$6,425,150	$6,039,034	$5,724,052	$5,343,355

Adjusted average assets for leverage ratio	$8,424,763	$8,076,525	$7,966,681	$7,355,702	$7,185,633

Ratios at end of quarter
Equity to assets	13.61%	13.57%	13.70%	13.94%	14.48%
Tangible common equity to tangible assets (1)	9.22%	9.35%	9.37%	9.51%	9.96%
Common equity Tier 1 ratio (CET1)	12.11%	12.81%	13.45%	13.81%	14.08%
Tier 1 leverage ratio	10.75%	10.94%	10.95%	11.57%	11.30%
Tier 1 risk-based capital ratio	13.08%	13.75%	14.45%	14.86%	15.20%
Total risk-based capital ratio	13.73%	14.40%	15.12%	15.53%	15.90%

(1) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$176,953	$171,947	$184,591	$175,032	$171,468
Other consumer	366,136	349,200	303,972	275,947	248,018
Total consumer	543,089	521,147	488,563	450,979	419,486
Real Estate
Construction	457,896	365,051	336,759	304,082	330,666
Single-family residential	1,014,412	957,717	904,245	841,958	785,289
Other commercial	2,089,707	1,959,677	1,787,075	1,521,132	1,414,663
Total real estate	3,562,015	3,282,445	3,028,079	2,667,172	2,530,618
Commercial
Commercial	678,932	657,606	639,525	607,738	577,771
Agricultural	191,345	141,125	150,378	203,529	187,047
Total commercial	870,277	798,731	789,903	811,267	764,818
Other	25,191	30,582	20,662	13,671	10,500
Total Loans	$5,000,572	$4,632,905	$4,327,207	$3,943,089	$3,725,422

(1) Excludes all acquired loans.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$67,912	$68,895	$76,875	$80,849	$199,505
Mortgage-backed securities	17,882	18,743	19,773	21,454	22,612
State and political subdivisions	331,249	341,854	362,532	391,495	407,273
Other securities	1,960	1,684	2,916	2,796	2,765
Total held-to-maturity	419,003	431,176	462,096	496,594	632,155
Available-for-Sale
U.S. Treasury	$19,997	$-	$300	$63,985	$4,305
U.S. Government agencies	147,619	142,356	137,771	148,781	58,113
Mortgage-backed securities	878,205	927,277	868,324	699,748	652,425
State and political subdivisions	83,672	130,747	102,943	67,019	64,836
FHLB stock	21,772	19,149	12,235	11,235	8,781
Other securities	39,335	38,285	35,781	33,438	32,911
Total available-for-sale	1,190,600	1,257,814	1,157,354	1,024,206	821,371
Total investment securities	$1,609,603	$1,688,990	$1,619,450	$1,520,800	$1,453,526
Fair value - HTM investment securities	$425,263	$435,701	$465,960	$508,910	$647,293

Investment Securities - QTD Average
Taxable securities	$1,244,071	$1,185,794	$1,146,703	$963,150	$1,059,802
Tax exempt securities	467,420	455,481	467,757	466,782	443,492
Total investment securities - QTD average	$1,711,491	$1,641,275	$1,614,460	$1,429,932	$1,503,294

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands)
LOANS
Legacy loans	$5,000,572	$4,632,905	$4,327,207	$3,943,089	$3,725,422
Allowance for loan losses (legacy loans)	(41,379)	(37,865)	(36,286)	(34,094)	(33,523)
Legacy loans (net of allowance)	4,959,193	4,595,040	4,290,921	3,908,995	3,691,899
Loans acquired	1,253,539	1,173,667	1,342,099	1,502,051	1,327,683
Credit discount	(28,409)	(28,941)	(35,462)	(42,899)	(38,294)
Allowance for loan losses (loans acquired)	(391)	(435)	(954)	(954)	(954)
Loans acquired (net of discount and allowance)	1,224,739	1,144,291	1,305,683	1,458,198	1,288,435
Net loans	$6,183,932	$5,739,331	$5,596,604	$5,367,193	$4,980,334

Loan Coverage Ratios
Allowance for loan losses to legacy loans	0.83%	0.82%	0.84%	0.86%	0.90%

Discount for credit losses and allowance on loans acquired
to total loans acquired plus discount for credit losses
and allowance on loans acquired (non-GAAP) (1)	2.30%	2.50%	2.71%	2.92%	2.96%

Total allowance and credit coverage (non-GAAP) (1)	1.12%	1.16%	1.28%	1.43%	1.44%

(1) Calculations of the non-GAAP loan coverage ratios and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$37,865	$36,286	$34,094	$33,523	$32,681
Loans charged off
Credit cards	901	1,044	935	699	702
Other consumer	993	1,174	493	600	489
Real estate	1,712	656	167	6,297	824
Commercial	349	292	913	284	2,283
Total loans charged off	3,955	3,166	2,508	7,880	4,298

Recoveries of loans previously charged off
Credit cards	277	236	213	199	253
Other consumer	636	690	158	106	149
Real estate	216	232	73	55	111
Commercial	32	30	28	12	318
Total recoveries	1,161	1,188	472	372	831
Net loans charged off	2,794	1,978	2,036	7,508	3,467
Provision for loan losses	6,308	3,557	4,228	8,079	4,309
Balance, end of quarter	$41,379	$37,865	$36,286	$34,094	$33,523

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans	57,127	52,913	39,104	37,392	43,305
Loans past due 90 days or more	281	231	299	144	227
Total non-performing loans	57,408	53,144	39,403	37,536	43,532
Other non-performing assets
Foreclosed assets held for sale (2)	26,012	26,421	26,895	30,396	30,529
Other non-performing assets	485	352	471	621	519
Total other non-performing assets	26,497	26,773	27,366	31,017	31,048
Total non-performing assets	$83,905	$79,917	$66,769	$68,553	$74,580
Performing TDRs (troubled debt restructurings)	$8,794	$10,833	$10,998	$13,604	$10,887

Ratios (1) (2)
Allowance for loan losses to total loans	0.83%	0.82%	0.84%	0.86%	0.90%
Allowance for loan losses to non-performing loans	72%	71%	92%	91%	77%
Non-performing loans to total loans	1.15%	1.15%	0.91%	0.95%	1.17%
Non-performing assets (including performing TDRs)
to total assets	1.02%	1.05%	0.93%	1.00%	1.13%
Non-performing assets to total assets	0.93%	0.93%	0.79%	0.83%	0.99%
Annualized net charge offs to total loans	0.23%	0.18%	0.20%	0.82%	0.39%
Annualized net credit card charge offs to
total credit card loans	1.42%	1.84%	1.66%	1.14%	1.07%
Annualized net charge offs to total loans
(excluding credit cards)	0.19%	0.11%	0.14%	0.81%	0.36%

 (1) Excludes all acquired loans, except for their inclusion in total assets.

 (2) Includes acquired foreclosed assets held for sale.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Jun 2017			Three Months Ended Mar 2017			Three Months Ended Jun 2016
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks	$160,318	$201	0.50%	$131,079	$121	0.37%	$126,114	$77	0.25%
Federal funds sold	3,078	13	1.69%	249	1	1.63%	2,570	17	2.66%
Investment securities - taxable	1,374,261	6,874	2.01%	1,292,441	6,477	2.03%	1,087,179	5,939	2.20%
Investment securities - non-taxable (FTE)	337,230	5,118	6.09%	348,834	4,884	5.68%	416,115	4,203	4.06%
Mortgage loans held for sale	12,250	145	4.75%	11,473	126	4.45%	28,844	295	4.11%
Assets held in trading accounts	52	-	0.00%	48	-	0.00%	6,932	3	0.17%
Loans, including acquired loans	5,954,019	73,629	4.96%	5,685,585	68,783	4.91%	4,957,888	63,041	5.11%
Total interest earning assets (FTE)	7,841,208	85,980	4.40%	7,469,709	80,392	4.36%	6,625,642	73,575	4.47%
Non-earning assets	971,252			944,761			896,491
Total assets	$8,812,460			$8,414,470			$7,522,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$4,069,179	$2,984	0.29%	$3,950,169	$2,446	0.25%	$3,526,278	$2,035	0.23%
Time deposits	1,277,336	1,832	0.58%	1,262,430	1,758	0.56%	1,242,805	1,741	0.56%
Total interest bearing deposits	5,346,515	4,816	0.36%	5,212,599	4,204	0.33%	4,769,083	3,776	0.32%
Federal funds purchased and securities sold under agreement to repurchase	115,101	92	0.32%	111,474	75	0.27%	104,668	59	0.23%
Other borrowings	434,584	1,559	1.44%	345,664	1,194	1.40%	172,268	938	2.19%
Subordinated debentures	64,019	619	3.88%	60,452	574	3.85%	60,132	544	3.64%
Total interest bearing liabilities	5,960,219	7,086	0.48%	5,730,189	6,047	0.43%	5,106,151	5,317	0.42%
Non-interest bearing liabilities:
Non-interest bearing deposits	1,597,550			1,466,501			1,271,878
Other liabilities	45,348			51,307			57,486
Total liabilities	7,603,117			7,247,997			6,435,515
Stockholders' equity	1,209,343			1,166,473			1,086,618
Total liabilities and stockholders' equity	$8,812,460			$8,414,470			$7,522,133
Net interest income (FTE)		$78,894			$74,345			$68,258
Net interest spread (FTE)			3.92%			3.93%			4.05%
Net interest margin (FTE) - quarter-to-date			4.04%			4.04%			4.14%

Net interest margin (FTE) - year-to-date			4.04%			4.04%			4.28%

Core net interest margin (FTE) - quarter-to-date (1)			3.79%			3.80%			3.86%
Core loan yield (FTE) - quarter-to-date (1)			4.63%			4.59%			4.73%

Core net interest margin (FTE) - year-to-date (1)			3.79%			3.80%			3.89%
Core loan yield (FTE) - year-to-date (1)			4.61%			4.59%			4.77%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$23,065	$22,120	$26,971	$23,429	$22,909
Diluted earnings per share	0.72	0.70	0.85	0.76	0.75
Return on average assets	1.05%	1.07%	1.29%	1.21%	1.22%
Return on average common equity	7.65%	7.69%	9.27%	8.36%	8.48%
Return on tangible common equity	12.13%	12.22%	14.71%	13.26%	13.52%
Net interest margin (FTE)	4.04%	4.04%	4.12%	4.08%	4.14%
FTE adjustment	2,082	1,965	1,994	1,969	1,675
Amortization of intangibles	1,553	1,550	1,533	1,503	1,451
Amortization of intangibles, net of taxes	944	942	932	913	882
Average diluted shares outstanding	32,025,780	31,612,900	31,592,713	30,843,714	30,452,285
Cash dividends declared per common share	0.25	0.25	0.24	0.24	0.24
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$26,753	$22,532	$28,751	$24,382	$25,091
Diluted core earnings per share (1)	0.84	0.71	0.91	0.79	0.82
Core net interest margin (FTE) (2)	3.79%	3.80%	3.76%	3.79%	3.86%
Accretable yield on acquired loans	4,792	4,427	6,552	4,928	4,700
Efficiency ratio (1)	56.04%	60.92%	55.47%	53.94%	57.33%
Core return on average assets (1)	1.22%	1.09%	1.38%	1.26%	1.34%
Core return on average common equity (1)	8.87%	7.83%	9.89%	8.71%	9.29%
Core return on tangible common equity (1)	13.99%	12.44%	15.65%	13.78%	14.76%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$45,185	$22,120	$96,790	$69,819	$46,390
Diluted earnings per share	1.42	0.70	3.13	2.28	1.52
Return on average assets	1.06%	1.07%	1.25%	1.23%	1.24%
Return on average common equity	7.67%	7.69%	8.75%	8.57%	8.67%
Return on tangible common equity	12.17%	12.22%	13.92%	13.68%	13.90%
Net interest margin (FTE)	4.04%	4.04%	4.19%	4.21%	4.28%
FTE adjustment	4,047	1,965	7,722	5,728	3,759
Amortization of intangibles	3,103	1,550	5,942	4,409	2,906
Amortization of intangibles, net of taxes	1,886	942	3,611	2,679	1,766
Average diluted shares outstanding	31,794,363	31,612,900	30,963,546	30,656,882	30,438,939
Cash dividends declared per common share	0.50	0.25	0.96	0.72	0.48
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$49,285	$22,532	$101,409	$72,658	$48,276
Diluted core earnings per share (1)	1.55	0.71	3.28	2.37	1.59
Core net interest margin (FTE) (2)	3.79%	3.80%	3.83%	3.86%	3.89%
Accretable yield on acquired loans	9,219	4,427	24,257	17,705	12,777
Efficiency ratio (1)	58.40%	60.92%	56.32%	56.62%	58.03%
Core return on average assets (1)	1.15%	1.09%	1.31%	1.28%	1.29%
Core return on average common equity (1)	8.37%	7.83%	9.17%	8.91%	9.02%
Core return on tangible common equity (1)	13.23%	12.44%	14.56%	14.22%	14.45%
END OF PERIOD
Book value per share	$38.31	$37.30	$36.80	$36.69	$35.86
Tangible book value per share	24.71	24.51	23.97	23.80	23.43
Shares outstanding	32,212,832	31,388,357	31,277,723	31,267,614	30,415,980
Full-time equivalent employees	1,919	1,876	1,875	1,985	1,880
Total number of ATM's	197	187	186	186	174
Total number of financial centers	161	151	150	150	140

  (1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

  (2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2017	2017	2016	2016	2016
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$23,065	$22,120	$26,971	$23,429	$22,909
Non-core items
Merger-related costs	6,603	524	2,846	1,524	372
Branch right-sizing	(536)	154	83	43	3,219
Tax effect (1)	(2,379)	(266)	(1,149)	(614)	(1,409)
Net non-core items	3,688	412	1,780	953	2,182
Core earnings (non-GAAP)	$26,753	$22,532	$28,751	$24,382	$25,091

Diluted earnings per share	$0.72	$0.70	$0.85	$0.76	$0.75
Non-core items
Merger-related costs	0.21	0.02	0.09	0.05	0.01
Branch right-sizing	(0.02)	-	-	-	0.11
Tax effect (1)	(0.07)	(0.01)	(0.03)	(0.02)	(0.05)
Net non-core items	0.12	0.01	0.06	0.03	0.07
Core earnings (non-GAAP)	$0.84	$0.71	$0.91	$0.79	$0.82

YEAR-TO-DATE
Net Income	$45,185	$22,120	$96,790	$69,819	$46,390
Non-core items
Gain from early retirement of trust preferred securities	-	-	(594)	(594)	(594)
Merger-related costs	7,127	524	4,835	1,989	465
Branch right-sizing	(382)	154	3,359	3,276	3,233
Tax effect (1)	(2,645)	(266)	(2,981)	(1,832)	(1,218)
Net non-core items	4,100	412	4,619	2,839	1,886
Core earnings (non-GAAP)	$49,285	$22,532	$101,409	$72,658	$48,276

Diluted earnings per share	$1.42	$0.70	$3.13	$2.28	$1.52
Non-core items
Gain from early retirement of trust preferred securities	-	-	(0.02)	(0.02)	(0.02)
Merger-related costs	0.22	0.02	0.16	0.06	0.02
Branch right-sizing	(0.01)	-	0.11	0.11	0.11
Tax effect (1)	(0.08)	(0.01)	(0.10)	(0.06)	(0.04)
Net non-core items	0.13	0.01	0.15	0.09	0.07
Core earnings (non-GAAP)	$1.55	$0.71	$3.28	$2.37	$1.59

 (1) Effective tax rate of 39.225%, adjusted for non-deductible merger-related costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
	2017	2017	2016	2016	2016
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$1,234,076	$1,170,889	$1,151,111	$1,147,141	$1,090,711
Intangible assets:
Goodwill	(379,437)	(350,035)	(348,505)	(348,769)	(327,686)
Other intangible assets	(58,528)	(51,408)	(52,959)	(54,268)	(50,329)
Total intangibles	(437,965)	(401,443)	(401,464)	(403,037)	(378,015)
Tangible common stockholders' equity	$796,111	$769,446	$749,647	$744,104	$712,696

Total assets	$9,068,308	$8,626,638	$8,400,056	$8,226,992	$7,534,219
Intangible assets:
Goodwill	(379,437)	(350,035)	(348,505)	(348,769)	(327,686)
Other intangible assets	(58,528)	(51,408)	(52,959)	(54,268)	(50,329)
Total intangibles	(437,965)	(401,443)	(401,464)	(403,037)	(378,015)
Tangible assets	$8,630,343	$8,225,195	$7,998,592	$7,823,955	$7,156,204

Ratio of equity to assets	13.61%	13.57%	13.70%	13.94%	14.48%
Ratio of tangible common equity to tangible assets	9.22%	9.35%	9.37%	9.51%	9.96%

Calculation of Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired

Credit discount on acquired loans	$28,409	$28,941	$35,462	$42,899	$38,294
Allowance for loan losses on acquired loans	391	435	954	954	954
Total credit discount and ALLL on acquired loans	$28,800	$29,376	$36,416	$43,853	$39,248
Total loans acquired	$1,253,539	$1,173,667	$1,342,099	$1,502,051	$1,327,683
Discount and ALLL on acquired loans to acquired loans	2.30%	2.50%	2.71%	2.92%	2.96%

Calculation of Total Allowance and Credit Coverage

Allowance for loan losses	$41,379	$37,865	$36,286	$34,094	$33,523
Total credit discount and ALLL on acquired loans	28,800	29,376	36,416	43,853	39,248
Total allowance and credit discount	$70,179	$67,241	$72,702	$77,947	$72,771
Total loans	$6,254,155	$5,806,572	$5,669,306	$5,445,140	$5,053,105
Total allowance and credit coverage	1.12%	1.16%	1.28%	1.43%	1.44%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$1,234,076	$1,170,889	$1,151,111	$1,147,141	$1,090,711
Intangible assets:
Goodwill	(379,437)	(350,035)	(348,505)	(348,769)	(327,686)
Other intangible assets	(58,528)	(51,408)	(52,959)	(54,268)	(50,329)
Total intangibles	(437,965)	(401,443)	(401,464)	(403,037)	(378,015)
Tangible common stockholders' equity	$796,111	$769,446	$749,647	$744,104	$712,696
Shares of common stock outstanding	32,212,832	31,388,357	31,277,723	31,267,614	30,415,980
Book value per common share	$38.31	$37.30	$36.80	$36.69	$35.86
Tangible book value per common share	$24.71	$24.51	$23.97	$23.80	$23.43

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
	2017	2017	2016	2016	2016
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$23,065	$22,120	$26,971	$23,429	$22,909
Net non-core items, net of taxes, adjustment	3,688	412	1,780	953	2,182
Core earnings	$26,753	$22,532	$28,751	$24,382	$25,091

Average total assets	$8,812,460	$8,414,470	$8,308,458	$7,703,837	$7,522,133

Return on average assets	1.05%	1.07%	1.29%	1.21%	1.22%
Core return on average assets	1.22%	1.09%	1.38%	1.26%	1.34%

Calculation of Return on Tangible Common Equity

Net income	$23,065	$22,120	$26,971	$23,429	$22,909
Amortization of intangibles, net of taxes	944	942	932	913	882
Total income available to common stockholders	$24,009	$23,062	$27,903	$24,342	$23,791

Net non-core items, net of taxes	3,688	412	1,780	953	2,182
Core earnings	26,753	22,532	28,751	24,382	25,091
Amortization of intangibles, net of taxes	944	942	932	913	882
Total core income available to common stockholders	$27,697	$23,474	$29,683	$25,295	$25,973

Average common stockholders' equity	$1,209,343	$1,166,473	$1,156,933	$1,114,252	$1,086,618
Average intangible assets:
Goodwill	(362,925)	(348,837)	(348,597)	(332,893)	(327,686)
Other intangibles	(52,419)	(52,169)	(53,646)	(50,893)	(51,043)
Total average intangibles	(415,344)	(401,006)	(402,243)	(383,786)	(378,729)
Average tangible common stockholders' equity	$793,999	$765,467	$754,690	$730,466	$707,889

Return on average common equity	7.65%	7.69%	9.27%	8.36%	8.48%
Return on tangible common equity	12.13%	12.22%	14.71%	13.26%	13.52%
Core return on average common equity	8.87%	7.83%	9.89%	8.71%	9.29%
Core return on tangible common equity	13.99%	12.44%	15.65%	13.78%	14.76%

Calculation of Efficiency Ratio (1)

Non-interest expense	$71,408	$66,322	$66,725	$62,434	$64,137
Non-core non-interest expense adjustment	(6,700)	(635)	(2,995)	(1,742)	(3,591)
Other real estate and foreclosure expense adjustment	(517)	(550)	(669)	(1,787)	(967)
Amortization of intangibles adjustment	(1,553)	(1,550)	(1,533)	(1,503)	(1,451)
Efficiency ratio numerator	$62,638	$63,587	$61,528	$57,402	$58,128

Net-interest income	$76,812	$72,380	$74,328	$68,063	$66,583
Non-interest income	35,744	30,060	36,115	36,876	36,888
Non-core non-interest income adjustment	(632)	43	(66)	(175)	-
Fully tax-equivalent adjustment	2,082	1,965	1,994	1,969	1,675
(Gain) loss on sale of securities	(2,236)	(63)	(1,445)	(315)	(3,759)
Efficiency ratio denominator	$111,770	$104,385	$110,926	$106,418	$101,387

Efficiency ratio (1)	56.04%	60.92%	55.47%	53.94%	57.33%

Calculation of Core Net Interest Margin

Net interest income	$76,812	$72,380	$74,328	$68,063	$66,583
Fully tax-equivalent adjustment	2,082	1,965	1,994	1,969	1,675
Fully tax-equivalent net interest income	78,894	74,345	76,322	70,032	68,258

Total accretable yield	(4,792)	(4,427)	(6,552)	(4,928)	(4,700)
Core net interest income	$74,102	$69,918	$69,770	$65,104	$63,558
Average earning assets	$7,841,208	$7,469,709	$7,373,236	$6,825,019	$6,625,642

Net interest margin	4.04%	4.04%	4.12%	4.08%	4.14%
Core net interest margin	3.79%	3.80%	3.76%	3.79%	3.86%

Calculation of Core Loan Yield

Loan interest income	$73,549	$68,728	$70,887	$65,078	$63,009
Total accretable yield	(4,792)	(4,427)	(6,552)	(4,928)	(4,700)
Core loan interest income	$68,757	$64,301	$64,335	$60,150	$58,309
Average loan balance	$5,954,019	$5,685,585	$5,484,918	$5,105,474	$4,957,888

Core loan yield	4.63%	4.59%	4.67%	4.69%	4.73%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
	2017	2017	2016	2016	2016
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$45,185	$22,120	$96,790	$69,819	$46,390
Net non-core items, net of taxes, adjustment	4,100	412	4,619	2,839	1,886
Core earnings	$49,285	$22,532	$101,409	$72,658	$48,276

Average total assets	$8,613,240	$8,414,470	$7,760,233	$7,575,053	$7,510,657

Return on average assets	1.06%	1.07%	1.25%	1.23%	1.24%
Core return on average assets	1.15%	1.09%	1.31%	1.28%	1.29%

Calculation of Return on Tangible Common Equity

Net income	$45,185	$22,120	$96,790	$69,819	$46,390
Amortization of intangibles, net of taxes	1,886	942	3,611	2,679	1,766
Total income available to common stockholders	$47,071	$23,062	$100,401	$72,498	$48,156

Net non-core items, net of taxes	4,100	412	4,619	2,839	1,886
Core earnings	49,285	22,532	101,409	72,658	48,276
Amortization of intangibles, net of taxes	1,886	942	3,611	2,679	1,766
Total core income available to common stockholders	$51,171	$23,474	$105,020	$75,337	$50,042

Average common stockholders' equity	$1,187,906	$1,166,473	$1,105,775	$1,088,723	$1,075,957
Average intangible assets:
Goodwill	(355,881)	(348,837)	(332,974)	(329,422)	(327,686)
Other intangibles	(52,294)	(52,169)	(51,710)	(51,478)	(51,771)
Total average intangibles	(408,175)	(401,006)	(384,684)	(380,900)	(379,457)
Average tangible common stockholders' equity	$779,731	$765,467	$721,091	$707,823	$696,500

Return on average common equity	7.67%	7.69%	8.75%	8.57%	8.67%
Return on tangible common equity	12.17%	12.22%	13.92%	13.68%	13.90%
Core return on average common equity	8.37%	7.83%	9.17%	8.91%	9.02%
Core return on tangible common equity	13.23%	12.44%	14.56%	14.22%	14.45%

Calculation of Efficiency Ratio (1)

Non-interest expense	$137,730	$66,322	$255,085	$188,360	$125,931
Non-core non-interest expense adjustment	(7,335)	(635)	(8,435)	(5,440)	(3,698)
Other real estate and foreclosure expense adjustment	(1,067)	(550)	(4,389)	(3,720)	(1,934)
Amortization of intangibles adjustment	(3,103)	(1,550)	(5,942)	(4,409)	(2,906)
Efficiency ratio numerator	$126,225	$63,587	$236,319	$174,791	$117,393

Net-interest income	$149,192	$72,380	$279,206	$204,878	$136,814
Non-interest income	65,804	30,060	139,382	103,267	66,397
Non-core non-interest income adjustment	(589)	43	(835)	(769)	(594)
Fully tax-equivalent adjustment	4,047	1,965	7,722	5,728	3,759
(Gain) loss on sale of securities	(2,299)	(63)	(5,848)	(4,403)	(4,088)
Efficiency ratio denominator	$216,155	$104,385	$419,627	$308,701	$202,288

Efficiency ratio (1)	58.40%	60.92%	56.32%	56.62%	58.03%

Calculation of Core Net Interest Margin

Net interest income	$149,192	$72,380	$279,206	$204,878	$136,814
Fully tax-equivalent adjustment	4,047	1,965	7,722	5,728	3,759
Fully tax-equivalent net interest income	153,239	74,345	286,928	210,606	140,573

Total accretable yield	(9,219)	(4,427)	(24,257)	(17,705)	(12,777)
Core net interest income	$144,020	$69,918	$262,671	$192,901	$127,796
Average earning assets	$7,653,177	$7,469,709	$6,855,322	$6,682,683	$6,611,516

Net interest margin	4.04%	4.04%	4.19%	4.21%	4.28%
Core net interest margin	3.79%	3.80%	3.83%	3.86%	3.89%

Calculation of Core Loan Yield

Loan interest income	$142,277	$68,728	$265,652	$194,765	$129,688
Total accretable yield	(9,219)	(4,427)	(24,257)	(17,705)	(12,777)
Core loan interest income	$133,058	$64,301	$241,395	$177,060	$116,911
Average loan balance	$5,819,803	$5,685,585	$5,109,492	$4,984,349	$4,923,787

Core loan yield	4.61%	4.59%	4.72%	4.75%	4.77%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.